Exhibit 99.1

News Release

ON Semiconductor to Acquire Truesense Imaging, Inc.

Key Transaction Highlights:

•	Expands ON Semiconductor’s presence in the high-margin industrial end-market

•	Establishes ON Semiconductor as a leading provider for a broad range of high-performance image sensors for applications in the industrial end-market

•	ON Semiconductor will pay approximately $92 million in cash to acquire Truesense Imaging, Inc. and the acquisition will be funded by cash on its balance sheet

•	Transaction is expected to be immediately accretive to margins and earnings

PHOENIX, Ariz. and ROCHESTER, NY – April 2, 2014 – ON Semiconductor (Nasdaq: ONNN), driving energy efficient innovations, today signed a definitive agreement to acquire Truesense Imaging, Inc., a provider of high-performance image sensor devices addressing a wide range of industrial end-markets including machine vision, surveillance, traffic monitoring, medical and scientific imaging, and photography. The acquisition of Truesense Imaging strongly complements ON Semiconductor’s image-sensor business by vastly expanding its technology portfolio and adding more than 200 new customers. Under the terms of the agreement, ON Semiconductor will pay approximately $92 million in cash to acquire Truesense Imaging, subject to customary adjustments at closing. The acquisition will be funded by available cash on ON Semiconductor’s balance sheet.

“The pending acquisition of Truesense Imaging is a step towards our stated strategic goal of expanding our presence in select segments of the industrial end-market,” said Keith Jackson, president and CEO of ON Semiconductor. “With the acquisition of Truesense, we will augment our abilities to deliver a broad range of high-performance image sensors to the industrial end-market and at the same time significantly expand our customer footprint. I am excited about the growth opportunities the combination of the two companies presents in the high-performance imaging market.”

“ON Semiconductor is an ideal strategic fit for Truesense as we share a common vision for expanding the capabilities of high-performance sensors used in the world’s most demanding imaging applications,” said Chris McNiffe, CEO of Truesense Imaging, Inc. “This combination enables us to leverage our technology base and four decades of imaging expertise with ON Semiconductor’s R&D, manufacturing and global logistics infrastructure. We are very excited to join the ON Semiconductor organization and to enable new growth opportunities for both our customers and our employees.”

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ON Semiconductor to Acquire Truesense Imaging, Inc.

ON Semiconductor expects the acquisition to be immediately accretive to earnings and margins, excluding any non-recurring acquisition related charges and amortization of acquired intangibles. Based on unaudited results, Truesense Imaging’s revenue for 2013 was approximately $79 million with gross and operating margins of approximately 44 percent and 23 percent, respectively. Truesense Imaging will be incorporated in ON Semiconductor’s Application Products Group (APG) business group. The transaction has been approved by ON Semiconductor’s and Truesense Imaging’s boards of directors (or authorized committees thereof) and is anticipated to close before the end of the second quarter of 2014, subject to required regulatory approvals and customary closing conditions.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving energy efficient innovations, empowering customers to reduce global energy use. The company offers a comprehensive portfolio of energy-efficient power and signal management, logic, discrete and custom solutions to help design engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

About Truesense Imaging, Inc.

Truesense Imaging, Inc. is leading provider of imaging solutions for high-performance applications in the industrial and related end-markets. With 40 years experience and roots in Eastman Kodak’s imaging division, the company has delivered imaging solutions with unrivaled performance for a broad range of demanding applications including machine vision, aerospace and defense, medical imaging, scientific imaging, traffic monitoring, and high-end studio photography. Truesense Imaging is headquartered in Rochester, New York. For more information, visit http://www.truesenseimaging.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

Cautions regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor Corporation (“ON”) of Truesense Imaging, Inc. (“Truesense”) and the future financial performance of ON. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, difficulties encountered in integrating Truesense; the possibility that expected benefits and cost savings may not materialize as expected; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with

ON Semiconductor to Acquire Truesense Imaging Inc.

acquisitions and dispositions generally; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Additional Information about the Acquisition and Where to Find It

For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Contacts

Anne Spitza	Parag Agarwal
Corporate Communications / Media Relations	Senior Director Investor Relations
ON Semiconductor	ON Semiconductor
(602) 326-0071	(602) 244-3437
Anne.Spitza@onsemi.com	Investor@onsemi.com

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